Exhibit 99.1

HeartSciences Provides Business Update and Reports Third Quarter Fiscal 2025 Financial Results

Southlake, TX, March 13, 2025 (GLOBE NEWSWIRE) – HeartSciences Inc. (Nasdaq: HSCS; HSCSW) ("HeartSciences" or the "Company"), an artificial intelligence (“AI”)-powered medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, today reported financial results for the third quarter fiscal 2025 ended January 31, 2025 and provided a business update.

Third Fiscal Quarter 2025 Highlights:

During the third quarter of fiscal year 2025 (“Q3 FY2025”) and to date in 2025, HeartSciences has seen material progress towards FDA submissions of our products and there have been significant positive developments in the AI-ECG field. A summary of the current status and key business highlights for Q3 FY2025 include:

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AI-ECG presents a generational opportunity to modernize the ECG industry, one of the most ubiquitous medical tests in the world. ECGs are generally decades-old devices, outdated technology and rely on legacy reporting and managements systems. By enhancing both hardware and software, HeartSciences enables earlier and more accurate detection of heart disease, bridging a critical diagnostic gap in frontline healthcare.

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HeartSciences is the only company building next-gen ECG device hardware, device agnostic cloud-native software and AI-ECG algorithms. Our versatility will enable us to deliver AI-ECG solutions across a variety of healthcare settings, ranging from large hospital systems to simple nurse-led mobile testing services.

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The final pre-submission meeting for the MyoVista® wavECGTM device took place with the FDA in February 2025 and we expect to finalize the FDA study clinical validation in a few weeks. Assuming this is successful, we anticipate submitting the device for FDA clearance within the first half of calendar 2025.

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The Company is in active discussions for MyoVista® InsightsTM to be implemented in test sites during 2025, which followed on-scheduled completion of Phase 1, in December 2024. MyoVista Insights is a cloud-native, cybersecure modern technology stack operating on a device agnostic basis for the millions of ECGs in place today. It is intended to radically upgrade ECG reporting and does not require regulatory clearance (as it is reporting based).

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Phase 2, which is subject to regulatory clearance, will add AI-ECG reporting. The Company has developed the system to provide both proprietary and third-party AI-ECG algorithms with the intention to function like an app store for AI-ECG. This will radically reduce the cost and regulatory burden on the Company in developing all of its own algorithms and ensure the Company can bring a broad panel of AI-ECG algorithms to clinical practice in an expeditious manner. HeartSciences is aiming for Phase 2 regulatory submission in the second half of calendar 2025 along with the first cloud-based algorithm (discussed below).

Thereafter in Phase 3, HeartSciences intends for MyoVista Insights to serve as an ECG management system, a market valued in the billions of dollars. It is a necessity for all hospital systems worldwide to have an ECG management system. Current systems are generally dependent on decades-old IT architecture which are on-premise, server-based, lack flexibility and are costly for health systems. MyoVista Insights is a cloud-native application running on AWS, built to be much lower cost and provide considerably upgraded interoperability and cybersecurity.

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In February 2025, we successfully undertook pre-validation work with Rutgers Robert Wood Johnson Hospital System on the low ejection fraction (LVEF ≤ 40) algorithm licensed from Icahn School of Medicine at Mount Sinai, New York (Mount Sinai). We expect that this will be the first algorithm for FDA validation alongside the MyoVista Insights platform. The Company will now undertake final work and perform FDA validation studies using retrospective data with the aim of FDA submission in the second half of calendar 2025.

Other notable highlights:

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HeartSciences’ MyoVista wavECG AI-ECG algorithm and many of the AI-ECG algorithms that would be delivered by the MyoVista Insights cloud platform were included in the CMS 2025 OPPS final rule, which became effective in January 2025. This enables appropriate reimbursement immediately upon commercial launch and is a significant milestone in AI-ECG being widely adopted.

Management Commentary

“This quarter has seen considerable across the board progress at HeartSciences. Following the meeting with the FDA in February, clinical validation for the MyoVista wavECG device is expected within weeks and, assuming it is successful, FDA submission would follow soon after in the first half of the year.” said Andrew Simpson, CEO of HeartSciences.

“We successfully completed Phase 1 MyoVista Insights cloud-native platform on schedule, utilizing millions of dollars of investment. We undertook pre-validation of the low ejection fraction algorithm with Rutgers Robert Wood Johnson Hospital System. This is the first of several algorithms licensed from the Icahn School of Medicine at Mount Sinai which we expect will be applied through regulatory clearance. It reinforces our belief that collaboration with Mount Sinai is enormously valuable.”

“Feedback on MyoVista Insights cloud-native platform has been excellent, and we are in active discussion for early deployment in test environments. Our ultimate vision is to offer a path to modernize legacy ECG management systems, as they are generally inflexible and costly due to decades-old IT architecture. Instead, we will provide a next-gen, cybersecure cloud-native system to meet the sophisticated data driven needs of today’s health systems. Our AI-ECG marketplace will facilitate far quicker rollout of AI-ECG allowing patients and health systems environments to realize their significant benefits.”

“Finally, and importantly, CMS has already established reimbursement for AI-ECG at a rate significantly higher than that of conventional ECG. We believe this further validates the clinical value of AI-ECG and highlights the significant commercial opportunity for one of the most widely used medical tests worldwide, with millions of ECGs are performed every week.” concluded Mr. Simpson.

Third Quarter Fiscal 2025 Financial Results

There were no revenues during Q3 FY2025. As of January 31, 2025, cash and cash equivalents were approximately $2.6 million and shareholders’ equity was approximately $1.8 million. Complete financial results have been filed in the Company’s Quarterly Report for the fiscal quarter ended January 31, 2025 on Form 10-Q with the U.S. Securities and Exchange Commission and is available on the Company’s website https://www.heartsciences.com

About HeartSciences

HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical utility. Millions of ECGs are performed every week and the Company's objective is to improve healthcare by making it a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences has one of the largest libraries of AI-ECG algorithms and intends to provide these AI-ECG algorithms on a device agnostic cloud-based solution as well as a low-cost ECG hardware platform. Working with clinical experts, HeartSciences ensures that all solutions are designed to work within existing clinical care pathways, making it easier for clinicians to use AI-ECG technology to improve their patient's care and lead to better outcomes. HeartSciences' first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test.

For more information, please visit: https://www.heartsciences.com. X: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 29, 2024, HeartSciences’ Quarterly

Report on Form 10-Q for the fiscal quarter ended July 31, 2024, filed with the SEC on September 12, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024, filed with the SEC on December 16, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, filed with the SEC on March 13, 2024 and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations:

Integrous Communications

Mark Komonoski

Partner

Phone: 877-255-8483

Email: mkomonoski@integcom.us

Media Contact:

HeartSciences
Gene Gephart
+1-682-244-2578 Ext. 2024
info@heartsciences.com